SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement.

VALIC COMPANY II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company II

Large Cap Value Fund

2929 Allen Parkway

Houston, Texas 77019

August 28, 2017

Dear Participant:

We are writing to inform you of certain changes to the Large Cap Value Growth Fund (the “Fund”). The Fund is a series of VALIC Company II (“VC II”). At an in-person meeting held on April 24 and 25, 2017, the Board of Trustees of VC II (the “Board”) approved a new subadvisory agreement between The Variable Annuity Life Insurance Company (“VALIC”), the Fund’s investment adviser, and Janus Capital Management, LLC (“Janus”) with respect to the Fund (the “New Subadvisory Agreement”). In addition, the Board approved a new sub-subadvisory agreement between Janus and its subsidiary, Perkins Investment Management LLC (“Perkins”), with respect to the Fund (the “New Sub-Subadvisory Agreement” and, together with the New Subadvisory Agreement, the “New Agreements”). The New Agreements became effective on May 30, 2017, which is the date Janus Capital Group Inc., the ultimate parent entity of Janus, merged with Henderson Group plc into a newly formed entity, Janus Henderson Group plc (the “Transaction”). The prior subadvisory agreement between VALIC and Janus with respect to the Fund (the “Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination in the event of its assignment and the closing of the Transaction constituted such an assignment. The prior sub-subadvisory agreement between Janus and Perkins with respect to the Fund (the “Prior Sub-Subadvisory Agreement, and together with the Prior Subadvisory Agreement, the “Prior Agreements”) provided, consistent with Section 15(a)(4) of the 1940 Act, for its automatic termination in the event of the termination of the Prior Subadvisory Agreement or in the event of its assignment and the closing of the Transaction constituted such an assignment. There is no change in the advisory fees paid by the Fund in connection with the approval of New Agreements. The New Subadvisory Agreement is the same in all respects, including the subadvisory fee paid to Janus by VALIC, as the Prior Subadvisory Agreement, except for: (i) the effective date of the New Subadvisory Agreement, (ii) the ability for Janus to use affiliated brokers and futures commission merchants to effect transactions under the New Subadvisory Agreement, (iii) the authorization under the New Subadvisory Agreement for Janus to allocate purchase and sale transactions among the Fund and other clients in a manner it considers to be the most equitable and consistent with its fiduciary obligation, (iv) the authorization under the New Subadvisory Agreement for Janus to open and maintain brokerage accounts, (v) the clarification under the New Subadvisory Agreement that Janus shall not be responsible for taking any action on behalf of the Fund in connection with any claim or potential claim in any litigation or proceeding offering securities held by the Fund, (vi) enhancements to Janus’ confidentiality obligations and the addition of confidentiality obligations on VALIC, (vii) removal of a specific timeframe in which VALIC must pay Janus’ compensation, and (viii) a requirement under the New Subadvisory Agreement for Janus to surrender all books and records of the Fund upon request by VALIC. The terms of the New Sub-Subadvisory Agreement are identical to those of the Prior Sub-Subadvisory Agreement, except for the effective date of the New Sub-Subadvisory Agreement.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Agreements, Janus and Perkins and the factors considered by the Board with respect to the approval of the New Agreements.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company II

VALIC Company II

2929 Allen Parkway

Houston, Texas 77019

Large Cap Value Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT AND NEW SUB-SUBADVISORY AGREEMENT

FOR LARGE CAP VALUE FUND

You have received this information statement (the “Information Statement” because on August 31, 2017, you owned interests in the Fund, a series of VALIC Company II (“VC II”), within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the new subadvisory agreement (the “New Subadvisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC” or the “Adviser”), the Fund’s investment adviser, and Janus Capital Management, LLC (“Janus”) with respect to the Fund and the new sub-subadvisory agreement (the “New Sub-Subadvisory Agreement, and together with the New Subadvisory Agreement, the “New Agreements”) between Janus and its subsidiary, Perkins Investment Management, LLC (“Perkins”), with respect to the Fund. Pursuant to the New Agreements, Janus serves as a subadviser to the Fund and Perkins serves sub-subadviser to the Fund. Perkins is responsible for managing approximately 28% of the Fund’s assets.

The Fund was also subadvised by Janus and sub-subadvised by Perkins prior to the effective date of the New Agreements. The prior subadvisory agreement between VALIC and Janus (the “Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination upon a change in control of Janus. The prior sub-subadvisory agreement between Janus and Perkins (the “Prior Sub-Subadvisory Agreement, and together with the Prior Subadvisory Agreement, the “Prior Agreements”) provided, consistent with Section 15(a)(4) of the 1940 Act, for its automatic termination in the event of the termination of the Prior Subadvisory Agreement or upon a change in control of Perkins. On May 30, 2017, Janus Capital Group Inc. (JCGI), the ultimate parent entity of Janus, merged with Henderson Group plc into a newly formed entity, Janus Henderson Group plc (the “Transaction”). The closing of the Transaction constituted a change in control of Janus and Perkins. The Board of Trustees of VC II (the “Board” or the “Trustees”), including all of the Trustees who are not “interested persons” of VC II, VALIC, Janus or Perkins, as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), approved the New Agreements between VALIC and Janus and Janus and Perkins with respect to the Fund at an in-person meeting held on April 24 and 25, 2017 (the “Meeting”) to be effective upon the closing of the Transaction.

There is no change in the advisory fees paid by the Fund under the New Agreements. The New Subadvisory Agreement is the same in all respects as the Prior Subadvisory Agreement, except for: (i) the effective date of the New Subadvisory Agreement, (ii) the ability for Janus to use affiliated brokers and futures commission merchants to effect transactions under the New Subadvisory Agreement, (iii) the authorization under the New Subadvisory Agreement for Janus to allocate purchase and sale transactions among the Fund and other clients in a manner it considers to be the most equitable and consistent with its fiduciary obligation, (iv) the authorization under the New Subadvisory Agreement for Janus to open and maintain brokerage accounts, (v) the clarification under the New Subadvisory Agreement that Janus shall not be responsible for taking any action on behalf of the Fund in connection with any claim or potential claim in any litigation or proceeding offering securities held by the Fund, (vi) enhancements to Janus’ confidentiality obligations and the addition of confidentiality obligations on VALIC, (vii) removal of a specific timeframe in which VALIC must pay Janus’ compensation, and (viii) a requirement under the New Subadvisory Agreement for Janus to surrender all books and records of the Fund upon request by VALIC. The New Sub-Subadvisory Agreement is identical to the Prior Sub-Subadvisory Agreement, except for the effective date of the New Sub-Subadvisory Agreement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

VC II has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Trustees, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about August 28, 2017, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on May 31, 2017 (the “Record Date”) at https://www.valic.com/prospectus-and-reports/information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC II, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. Prior to the approval of the New Agreements, the Advisory Agreement was last approved by the Board at an in-person meeting held on August 1-2, 2016. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc.

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC II, and each series thereof, and manages the daily business affairs of VC II. VALIC employs subadvisers, such as Janus, who make investment decisions for VC II. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC II or VALIC. In addition, VALIC monitors and reviews the activities of VC II’s subadvisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each subadviser’s performance and conducts reviews of each subadviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC II and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the New Agreements. For the fiscal year ended August 31, 2016, the Fund paid VALIC advisory fees based on its average monthly net assets pursuant to the Advisory Agreement as follows:

Fund	Advisory Fees	% Average Daily Net Assets
Large Cap Value Fund	$987,023	0.50%

The Agreements

The New Subadvisory Agreement is the same in all respects as the Prior Subadvisory Agreement, except for: (i) the effective date of the New Subadvisory Agreement, (ii) the ability for Janus to use affiliated brokers and futures commission merchants to effect transactions under the New Subadvisory Agreement, (iii) the authorization under the New Subadvisory Agreement for Janus to allocate purchase and sale transactions among the Fund and other clients in a manner it considers to be the most equitable and consistent with its fiduciary obligation, (iv) the authorization under the New Subadvisory Agreement for Janus to open and maintain brokerage accounts, (v) the clarification under the New Subadvisory Agreement that Janus shall not be responsible for taking any action on behalf of the Fund in connection with any claim or potential claim in any litigation or proceeding offering securities held by the Fund, (vi) enhancements to Janus’ confidentiality obligations and the addition of confidentiality obligations on VALIC, (vii) removal of a specific timeframe in which VALIC must pay Janus’ compensation, and (viii) a requirement under the New Subadvisory Agreement for Janus to surrender all books and records of the Fund upon request by VALIC.

The terms and conditions of the New Sub-Subadvisory Agreement and Prior Sub-Subadvisory Agreement are identical, except for the effective date of the agreements.

Pursuant to the New Subadvisory Agreement, Janus manages the investment and reinvestment of a portion of the Fund’s assets, subject to VALIC’s supervision and review. It may place trades through brokers of its choosing and will take into consideration the quality of the brokers’ services and execution. Pursuant to the New Sub-Subadvisory Agreement, Janus has delegated to Perkins responsibility for the day-to-day management of the portion of the Fund’s assets to be managed by Janus. Janus will pay Perkins a fee for the services Perkins provides to the Fund.

Under the New Subadvisory Agreement, Janus shall not be subject to liability to VC II, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the New Subadvisory Agreement, or for any losses sustained in connection with, among other things, the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. Moreover, under the New Agreements, Janus is liable for the actions of Perkins to the same extent Janus would be liable if it had taken such actions itself. The New Subadvisory Agreement also provides for automatic termination unless at least annually subsequent to its initial term of two years, beginning on May 30, 2017, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The New Agreements terminate automatically upon their assignment and are terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not more than 60 days’ nor less than 30 days prior written notice.

The New Subadvisory Agreement is attached to this Information Statement as Exhibit A. The New Sub-Subadvisory Agreement is attached to this Information Statement as Exhibit B.

For the most recent fiscal year ended August 31, 2016, VALIC received advisory fees from the Fund in the amount of $987,023, or 0.50% of the Fund’s average daily net assets. During the same period, VALIC paid subadvisory fees to Janus in the amount of $138,576, or 0.07% of the Fund’s average daily net assets, and thus it retained $848,447 of its advisory fee. During that same period, Janus paid sub-subadvisory fees to Perkins in the amount of $69,288, or 50% of the subadvisory fees that Janus received from VALIC pursuant to the Prior Sub-Subadvisory Agreement and it retained $69,288 of its subadvisory fee. If Janus had served as subadviser and Perkins had served as sub-subadviser for such period under the New Agreements, VALIC would have paid the same amount of subadvisory fees to Janus and Janus would have paid the same amount of sub-subadvisory fees to Perkins.

Factors Considered by the Board of Trustees

At the Meeting, the Board, including the Independent Trustees, considered the New Agreements between VALIC and Janus in connection with the anticipated termination of the Prior Agreements between VALIC and each of Janus and Perkins upon the effective date of the Transaction. In determining whether to approve the New Subadvisory Agreements, the Board, including the Independent Trustees, considered factors that it deemed relevant, including the following information:

The New Subadvisory Agreements were considered as a result of the anticipated merger of JCGI, and Henderson Group plc (“Henderson”) into a newly formed entity, Janus Henderson Group plc. The change of control of Janus resulting from the merger will effectively constitute an “assignment,” as that term is defined by Section 2(a)(4) of the 1940 Act. As required by Section 15(a)(4) of the 1940 Act, the Prior Agreements provided for their automatic termination upon their assignment and therefore would terminate upon the consummation of the merger.

In connection with the approval of the New Agreements, the Board, including the Independent Trustees, received materials relating to certain factors the Board considered in determining whether to approve the New Agreements. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by Janus and Perkins; (2) the sub-advisory fees proposed to be charged in connection with Janus’ management of the Fund, compared to sub-advisory fee rates of a group of funds with similar investment objectives, as selected by an independent third-party provider of investment company data (“Subadvisory Expense Group/Universe”); (3) the investment performance of the Fund compared to the performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group”), and against the Fund’s benchmark (“Benchmark”), and the performance of comparable funds managed by Janus against the Benchmark; (4) the costs of services and the benefits potentially to be derived by Janus and Perkins; (5) whether the Fund will benefit from possible economies of scale from engaging Janus; (6) information regarding Janus’ brokerage and trading practices and compliance and regulatory history; and (7) the terms of the proposed New Agreements.

In considering whether to approve the New Agreements, the Board also took into account a presentation made at the Meeting by members of management as well as a presentation made by representatives from Janus and Henderson who responded to questions posed by the Board and management. The Board noted that in accordance with Section 15(c) of the 1940 Act, Janus furnished the Board with extensive information, both at this Meeting and throughout the prior year in connection with the annual consideration and renewal of the New Agreements. The Independent Trustees were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the New Agreements. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Janus and Perkins. The Board reviewed information provided by Janus relating to Janus’ and Perkins’ operations and personnel. The Board also took into account that the individuals at Janus and Perkins currently responsible for managing the Fund’s portfolio will continue to manage the Fund’s portfolio following the Transaction. The Board also noted that Janus’ management of the Fund will continue to be subject to the oversight of the VALIC and the Board, and must be done in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information. The Board also noted that the Fund’s principal investment strategies and techniques were not expected to change in connection with the Transaction.

The Board considered information provided to them regarding the services that would continue to be provided by Janus and Perkins. The Board noted that Janus will (i) determine the securities to be purchased or sold on behalf of the Fund; (ii) provide VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and (iii) render regular reports to VALIC and to officers and Trustees of the Fund concerning its discharge of the foregoing responsibilities. The Board considered that the delegation of any of such duties to Perkins will in no way relieve Janus of its duties under the New Sub-Advisory Agreement. The Board reviewed Janus’ and Perkins’ history and investment experience as well as information regarding the qualifications, background and responsibilities of Janus’ and Perkins’ investment and compliance personnel, as applicable, who would provide services to the Fund. The Board also took into account the financial condition of JCGI. The Board also reviewed Janus’ brokerage practices. The Board also considered Janus’ and Perkins’ risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by Janus and Perkins were expected to be satisfactory and that there was a reasonable basis to conclude that Janus and Perkins would continue to provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged by Janus and Perkins for sub-advisory services compared against the sub-advisory fees of the funds in the Fund’s Subadvisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with Janus at arm’s length. The Board also noted that the sub-advisory fee rate to be payable to Janus pursuant to the New Subadvisory Agreement is identical to the sub-advisory fee rate payable to Janus pursuant to the current sub-advisory agreement with Janus with respect to the Fund. The Board considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Therefore, the Board considered that the appointment of Janus will not result in any change to the management fee paid by the Fund to VALIC. The Board also considered expense information of comparable funds or accounts managed by Janus that have comparable investment objectives and strategies to the Fund.

The Board also considered that the fee payable to Perkins would not change as a result of the Transaction. The Board considered that the sub-sub-advisory fees will be paid by Janus out of the sub-advisory fees it receives from the Fund, and that the sub-sub-advisory fees are not paid by the Fund. Therefore, the Board considered that the appointment of Perkins will not result in any change to the fees paid by the Fund.

The Board took into account management’s discussion of the Fund’s expenses. The Board also considered that the Fund’s actual sub-advisory fees were below the median of its Subadvisory Expense Group/Universe. The Board also considered that the sub-advisory fee rates payable to Janus contain breakpoints. The Board also took account of management’s discussion of the Fund’s proposed sub-advisory fees and concluded in light of all factors considered that such fees were reasonable.

The Board also received and reviewed information prepared in connection with the last annual renewal of the sub-advisory agreement and sub-sub-advisory agreement by an independent third-party provider of mutual fund data regarding the Fund’s investment performance compared against the Performance Group and Benchmark. The Board also noted that the Fund’s performance was above the median of its Performance Group for the one-, three- and five-year periods, and it underperformed its Benchmark for the one-, three and five-year periods.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the New Agreements. The Board was previously apprised that VALIC generally reviews a number of factors in determining appropriate sub-advisory fee levels. Such factors may include a review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2) key competitor analysis; (3) analysis of the strategies managed by the sub-advisers; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager.

The Board noted that the sub-advisory fee rate proposed to be paid pursuant the New Agreements would not change as a result of the Transaction and that, as a result, the approval of the New Agreements were not expected to have any impact on VALIC’s profitability with respect to the Fund. The Board considered that the sub-advisory fee rates were negotiated with Janus at arm’s length. In considering the anticipated profitability to Janus in connection with its relationship to the Funds, the Board noted that the fees under the New Subadvisory Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

In light of all the factors considered, the Board determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of Janus or Perkins from their relationship with the Funds was not material to their deliberations with respect to consideration of approval of the New Agreements.

Economies of Scale. For similar reasons as stated above with respect to Janus’ and Perkins’ anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in Janus’ management of the Fund and Perkins’ management of the Fund are not material factors to the approval of the New Agreements, although the Board noted that the Fund has breakpoints at the sub-advisory fee level.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the New Agreements, including the duties and responsibilities to be undertaken. The Board noted that the terms of the New Agreements will not differ materially from the terms of the existing agreements with Janus and Perkins, respectively, except for the effective date and the term of each agreement. The Board concluded that the terms of the New Agreements were reasonable.

Conclusions. In reaching its decisions to approve the New Agreements, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Trustee may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Janus and Perkins possess the capability and resources to perform the duties required under the New Agreements.

Information about Janus and Perkins

Janus. Janus is a Delaware limited liability company with principal offices at 151 Detroit Street, Denver, Colorado 80206. Janus (together with its predecessors) has served as an investment adviser since 1969 and currently serves as investment adviser, or subadviser, to separately managed accounts, mutual funds, as well as commingled pools or private funds, and wrap fee accounts. Janus is an indirect wholly-owned subsidiary of Janus Henderson Group plc, a dually –listed publicly-traded company with principal offices at 201 Bishopsgate, EC2M 3AE, United Kingdom, with principal operations in financial asset management businesses that has approximately $345 billion in assets under management as of June 30, 2017.

The following chart lists the principal executive officers and the directors of Janus and their principal occupations. The business address of each officer and director, as it relates to that person’s position with Janus, is 151 Detroit Street, Denver, Colorado 80206.

Name	Principal Occupation
Richard Maccoy Weil	Chief Executive Officer

Bruce Lewis Koepfgen	President

David Richard Kowalski	Chief Risk Officer

Jennifer Joyce McPeek	Chief Operating and Strategy Officer

Enrique Chang	Chief Investment Officer

Michelle Rose Rosenberg	Deputy General Counsel

Brennan Allen Hughes	Chief Financial Officer

Michael Drew Elder	Senior Vice President, Head of North American Distribution

Susan Kelly Wold	Chief Compliance Officer

No Trustee of VC II has, or has had, any material interest in, or a material interest in a material transaction with Janus or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Trustees of VC II are officers, employees, directors, general partners or shareholders of Janus.

Perkins. Perkins is a Delaware limited liability company with principal offices at 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606. Perkins is an affiliate of Janus and is registered as an investment adviser with the SEC. Perkins has been in the investment management business since 1984. Perkins also serves as investment adviser or sub-adviser to separately managed accounts and other registered equity mutual funds. Janus owns 100% of Perkins. As of June 30, 2017, Perkins managed $10.4 billion in assets.

The following chart lists the principal executive officers and the directors of Perkins and their principal occupations. The business address of each officer and director, as it relates to that person’s position with Perkins, is 311 S. Wacker Drive, Suite 6000, Chicago, Illinois 60606.

Name	Principal Occupation
Norman Theodore Hans	Chief Operating Officer, Chief Compliance Officer, Treasurer, Director

Thomas Malo Perkins	Chief Executive Officer, Director

Richard Maccoy Weil	Director

Michael Drew Elder	Director

Amy Jo Stefonick	Secretary

Greg Raymond Kolb	Chief Investment Officer

Jennifer Joyce McPeek	Chief Financial Officer

No Trustee of VC II has, or has had, any material interest in, or a material interest in a material transaction with Perkins or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Trustees of VC II are officers, employees, directors, general partners or shareholders of Perkins.

Perkins provides investment advisory or subadvisory services, as applicable, to the mutual funds listed below, which have investment strategies similar to that of the Fund. While the investment strategies or objectives of the mutual fund listed below may be similar to that of the Fund, the nature of services provided by Perkins may be different. As a sub-subadviser, Perkins may perform a more limited set of services and assume fewer responsibilities for the Fund than it does for certain funds listed below.

As of June 30, 2017:
Comparable Fund:	Management Fee (% of average daily net assets):	Total Net Assets (millions):
Janus Henderson Large Cap Value Fund – Class I	0.70%	$139.98

Net expense ratios reflect the expense waiver, if any, contractually agreed to through November 1, 2017.

Other Service Agreements

VC II has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC II has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended August 31, 2016, pursuant to the Administrative Services Agreement and MTA, the Fund paid $92,782 and $2,446 to SunAmerica and VRSCO, respectively.

SunAmerica, the Fund’s administrator, and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica, VRSCO and ACS are affiliates of VALIC. The approval of the New Agreements did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay brokerage commissions to affiliated broker-dealers for the fiscal year ended August 31, 2016.

SHAREHOLDER REPORTS

Copies of the most recent annual and semi-annual reports to shareholders may be obtained without charge if you:

•	write to:

Kathleen D. Fuentes, Secretary

VALIC Company II

Harborside 5

185 Hudson Street

Suite 3300

Jersey City, New Jersey 07311

•	call (800) 448-2542

•	visit VALIC’s website at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Kathleen D. Fuentes, Vice President and Secretary of VALIC Company II, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

OWNERSHIP OF SHARES

As of the Record Date, there were approximately 11,980,785 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

EXHIBIT A

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 30th day of May, 2017 by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and JANUS CAPITAL MANAGEMENT LLC, hereinafter referred to as the “SUB-ADVISER.”

VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)

VALIC is engaged as the investment adviser of VALIC Company II, an investment company organized under the laws of Delaware as a business trust (“VC II”). VC II is a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC II currently consists of fifteen portfolios (“Funds”):

Aggressive Growth Lifestyle Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

Government Money Market II Fund

High Yield Bond Fund

International Small Cap Equity Fund

Large Cap Value Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Small Cap Growth Fund

Small Cap Value Fund

Socially Responsible Fund

Strategic Bond Fund

In accordance with VC II’s Agreement and Declaration of Trust (the “Declaration”), new Funds may be added to VC II upon approval of the Board of Trustees (the “Board”) without the approval of shareholders. This Agreement will apply only to the Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)

VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER. VALIC acknowledges that the SUB-ADVISER intends to delegate the day-to-day portfolio management of the

Covered Fund to its affiliate, Perkins Investment Management LLC (“PERKINS” or the “SUB-SUB-ADVISER”).

VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the supervision and review of VALIC and the Board and in conformity with the 1940 Act, all applicable laws and regulations thereunder, and all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Declaration, VC II’s Bylaws (the “Bylaws”), each Covered Fund’s registration statement, prospectus, and stated investment objectives, policies and restrictions and any applicable procedures adopted by the Board and provided to the SUB-ADVISER, shall:

(a)

manage the investment and reinvestment of all of, or to the extent applicable, a portion of, the assets of each Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)

maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

Without limiting the foregoing, the SUB-ADVISER represents and warrants to VALIC that all of, or to the extent applicable the portion of, the assets which it manages of the Covered Fund(s) set forth in Schedule A will at all times be operated and managed in compliance with (a) all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Covered Fund to be treated as a “regulated investment company” under Subchapter M; (c) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code so as not to jeopardize the treatment of the variable annuity contracts that offer the Covered Funds as annuity contracts for purposes of the Code; (d) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code; (e) the provisions of the 1940 Act and rules adopted thereunder; (f) the objectives, policies, restrictions and limitations for the Covered Funds as set forth in the Covered Funds’ current prospectus and statement of additional information as most recently provided by VALIC to the SUB-ADVISER; and (g) the policies and procedures as adopted by the Board, as most recently provided by VALIC to the SUB-ADVISER. The SUB-ADVISER shall furnish information to VALIC, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The SUB-ADVISER further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the Covered Funds, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the SUB-ADVISER expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the“1933 Act”) and the 1940 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

VALIC agrees that SUB-ADVISER shall manage the portion of the assets of a Covered Fund allocated to it as if it was a separate operating fund, unless instructed otherwise in writing from VALIC, and shall comply with the representations and warranties stated in this Section (including, but not limited to, the investment objectives, policies and restrictions applicable to a Covered Fund and qualifications of a Covered Fund as a regulated investment company under the Code) with respect to the portion of assets of a Covered Fund allocated to SUB-ADVISER.

The SUB-ADVISER may delegate any of its duties and obligations hereunder to any affiliated person (as such term is defined in the 1940 Act) that is eligible to serve as an investment adviser to an investment company registered under the 1940 Act on such terms and conditions as it deems necessary or appropriate, provided that VALIC and the Board consent to any such delegation and to the terms and conditions thereof and such delegation is permitted by and in conformity with the 1940 Act. The SUB-ADVISER shall be liable to VALIC for any loss or damage arising out of, in connection with or related to the actions or omissions to act of any delegee utilized hereunder. In determining liability, the limitation of liability set forth in Section 7 of this Agreement shall apply to the actions or omissions to act of a delegee.

VALIC acknowledges that the SUB-ADVISER shall, pursuant to a separate Sub-Sub-Advisory Agreement, delegate the day-to-day portfolio management of the Covered Fund to Perkins. The SUB-ADVISER shall notify VALIC of any material amendments to the Sub-Sub-Advisory Agreement.

The SUB-ADVISER makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Covered Fund (or portion thereof) or that the Covered Fund will perform comparably with any standard or index, including other clients of the SUB-ADVISER.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by the SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions determined by SUB-ADVISER’s best execution policy. Subject to approval by the Board of appropriate policies and procedures that may be adopted by the Board and Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research products or services, including statistical data, to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. In accordance with Section II(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-l thereunder, the SUB-ADVISER may engage its affiliates, the VALIC and its affiliates or any other sub-adviser to VC II and its respective affiliates, as broker-dealers or futures commission merchants to effect Covered Fund transactions in securities and other investments for a Covered Fund.

Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER’S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Fund(s) by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact reasonable and customary customer agreements and other documentation in connection with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate and as required by applicable law.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the Board regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their reasonable written request all of the Covered Fund(s)’s investment records and ledgers to assist VALIC and VC II in compliance with respect to the Covered Fund(s)’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the Board with quarterly reports and such special reports as VALIC and the Board may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of the Covered Fund(s). The money and investments will be held by the Custodian of VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for the Covered Fund(s), on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the custodian of the Covered Fund(s) (i) to pay cash for securities and other property delivered to the Custodian for the Covered Fund(s) (ii) to deliver securities and other property against payment for the Covered Fund(s), and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC II promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s). The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Covered Fund(s) including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”) or to investigate, initiate, supervise, or monitor the Litigation involving the Covered Funds’ assets.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC II other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement. VALIC and the SUB-ADVISER acknowledge that VC II will be ultimately responsible for all brokerage commissions, taxes, custodian fees and other transaction-related fees incurred on behalf of the Covered Fund(s).

The SUB-ADVISER also represents and warrants that in furnishing services hereunder, the SUB-ADVISER will not consult with any other sub-adviser, other than Perkins, of the Covered Fund(s) or other series of VC II, to the extent any other sub-advisers are engaged by VALIC, or any other sub-advisers to other investment companies that are under common control with VC II, concerning transactions of the Covered Fund(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-l under the 1940 Act.

2.	Confidentiality

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Covered Fund(s), and will keep confidential any non-public information obtained directly as a result of this service relationship, and disclose such non-public information only if VALIC or the VC II Board of Trustees has authorized in writing such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such information is or hereafter otherwise is lawfully know by the SUB-ADVISER, or if such disclosure is expressly required or requested by applicable federal or state authorities (including the SUB-ADVISER’S regulatory examiners) or court of law of competent jurisdiction or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information.

VALIC will not disclose or use any records or information belonging to the SUB-ADVISER obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required in performance of its advisory services to the Covered Funds, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if the SUB-ADVISER has authorized in writing such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such information is expressly required or requested by applicable federal or state authorities (including VALIC’s regulatory examiners) or court of law of competent jurisdiction or to the extent such disclosure is reasonably required by auditors or attorneys of VALIC in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement.

3.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on the Covered Fund(s)’s average daily net asset value computed for each of the Covered Fund(s) including cash or cash equivalents as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Declaration and Bylaws. Any change in Schedule A pertaining to any new or existing Covered Fund(s) shall not be deemed to affect the interest of any other Covered Fund(s) and shall not require the approval of shareholders of any other Covered Fund(s).

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the Declaration, as applicable, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II or the Covered Fund(s). Any reimbursement of management fees required by any expense limitation provision and any liability arising out of a violation of Section 36(b) of the 1940 Act shall be the sole responsibility of VALIC.

4.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever the Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature. The SUB-ADVISER may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Covered Fund.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund(s) complies with such Code diversification provisions, as directed by VALIC.

5.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)

The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC with a copy of such code of ethics together with evidence of its adoption.

(c)

The SUB-ADVISER has provided VALIC with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (“SEC”) and will promptly after filing any annual amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

VALIC represents, warrants, and agrees as follows:

(a)

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

VALIC has the authority under the Investment Advisory Agreement between VALIC and VC II to delegate some or all of its responsibilities to one or more sub-advisers and the delegation to the SUB-ADVISER under this Agreement is authorized by and consistent with the grant of authority in that Investment Advisory Agreement.

6.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the Board or a majority of that Covered Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of that Covered

Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

7.	Indemnification

(a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the SUB-ADVISER (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the SUB-ADVISER) the SUB-ADVISER shall not be subject to liability to VC II, the Covered Funds, or to any shareholder of the Covered Funds for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, VALIC shall indemnify the SUB-ADVISER (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the SUB-ADVISER) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the SUB-ADVISER’s conduct under this Agreement.

(b) The SUB-ADVISER agrees to indemnify and hold harmless VALIC and its affiliates and each of its directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which VALIC or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or breach of this Agreement by the SUB-ADVISER, or (ii) any failure by the SUB-ADVISER to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the SUB-ADVISER’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The SUB-ADVISER shall not be liable to VALIC for (i) any acts of VALIC or any other sub-adviser to the Covered Fund(s) with respect to the portion of the assets of the Covered Fund(s) not managed by SUB-ADVISER and (ii) acts of the SUB-ADVISER which result from acts of VALIC, including, but not limited to, a failure of VALIC to provide accurate and current information with respect to any records maintained by VALIC or any other sub-adviser to a Covered Fund, which records are not also maintained by or otherwise available to the SUB-ADVISER upon reasonable request. VALIC shall indemnify the Indemnified Parties from any liability arising from the conduct of VALIC and any other sub-adviser with respect to the portion of a Covered Fund’s assets not allocated to SUB-ADVISER.

8.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC II with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC II, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder; provided, however, that the SUB-ADVISER may retain copies of such books and records to the extent necessary to comply with applicable law or regulation. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund(s)’s property and will be surrendered promptly to the Covered Fund(s) or VALIC upon request, provided the SUB-ADVISER will not be required to surrender or delete any books and records from back-up, archival or electronic storage maintained by the SUB-ADVISER. The SUB-ADVISER agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Covered Fund(s)’s auditors, the Covered Fund(s) or any representative of the Covered Fund(s), VALIC, or any governmental agency or other instrumentality having regulatory authority over the Covered Fund(s).

VALIC has herewith furnished the SUB-ADVISER copies of VC II’s Prospectus, Statement of Additional Information, investment objectives, policies and restrictions, and any applicable procedures adopted by VC II’s Board of Trustees, as currently in effect for the Covered Fund(s) and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund(s) as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. Subject to provisions of this paragraph, the SUB-ADVISER grants VALIC and the Covered Fund(s) a non-exclusive right to use the “Janus” and/or “Perkins” name in connection with the SUB-ADVISER’s management of the Covered Fund(s) (i) for so long as this Agreement, any other investment management agreement between VALIC and SUB-ADVISER with respect to VC II, or to any extension, renewal or amendment thereof, remain in effect, and (ii) for subsequent periods as long as required by law, rule or regulation or to the extent necessary to refer to or illustrate the historical performance of the Covered Fund(s). All references contained in this Agreement to “the name or mark ‘Janus’” shall include but not be limited to the Janus logo, the website www.janus.com and any and all electronic links relating to such website. VALIC will make no use of the name or mark “Janus” except as expressly provided in this Agreement or expressly authorized by JCM in writing. All goodwill associated with the name and mark “Janus” shall inure to the benefit of the SUB-ADVISER or its affiliates.

VALIC agrees that the SUB-ADVISER may use the name of VALIC or VC II in any material that merely refers in accurate terms to the appointment of the SUB-ADVISER hereunder.

Notwithstanding any other provisions of this Agreement, in no event shall the SUB-ADVISER be responsible for the accuracy or adequacy of any communications or marketing materials used by VALIC or VC II, including any investment performance information included therein, except to the extent such marketing material accurately reflects information provided to VALIC or VC II by the SUB-ADVISER in writing, or refers to the SUB-ADVISER and was reviewed and approved by the SUB-ADVISER.

Effective upon the execution of this Agreement by both parties, VALIC will not, directly or indirectly, and will not permit its affiliates, employees, officers, directors, agents, contractors, or the Covered Fund to, in any form or by any means, to use or disclose to any person or entity, records or information concerning the business of the SUB-ADVISER, or the SUB-SUB-ADVISER, including but not limited to portfolio holdings of SUB-ADVISER or SUB-SUB-ADVISER Accounts, except as permitted by this Agreement, or as required by law upon prior written notice to the SUB-ADVISER. VALIC acknowledges that any such information is the confidential property of the SUB-ADVISER or the SUB-SUB-ADVISER. VALIC agrees to limit access to the information to its employees or agents who, on a need to know basis, are (1) authorized to have access to the information and (2) subject to confidentiality obligations, including the duty not to trade on nonpublic information. Upon request, VALIC agrees to promptly return or destroy, as directed, any such information.

9.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of New York and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the SEC or such interpretive positions as may be taken by the SEC or its staff. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

10.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

11.	Force Majeure

Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party and could not have been reasonably prevented by the offending party through back-up systems and other business continuation and disaster recovery procedures commonly employed by other SEC-registered investment advisers that meet reasonable commercial standards in the investment company industry. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

12.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:

The Variable Annuity Life Insurance Company

Attn: Mutual Fund Legal

2919 Allen Parkway, 4th Floor

Houston, Texas 77019

If to SUB-ADVISER:

Janus Capital Management LLC

151 Detroit Street

Denver, CO 80206

Attention: General Counsel

13.	Severability

If any part of this Agreement be held invalid or unenforceable to any extent, the remainder of this Agreement shall be enforced to the greatest extent permitted by law.

[Signature Page Follows]

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Thomas M. Ward
Name: Thomas M. Ward
Title: Vice President

ATTEST: /s/ Louis O. Ducote II
NAME: Louis O. Ducote II

JANUS CAPITAL MANAGEMENT LLC

By: /s/ Russell P. Shipman
Name: Russell P. Shipman
Title: Sebior Vice President

ATTEST: /s/ Joel Terwilliger
NAME: Joel Terwilliger

SCHEDULE A

Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee

Large Cap Value Fund	0.250% on the first $500 million
0.225% on over $500 million

EXHIBIT B

SUB-SUB-ADVISORY AGREEMENT

This SUB-SUB-ADVISORY AGREEMENT is made as of this May 30, 2017 (the “Sub-Sub-Advisory Agreement”), between Janus Capital Management LLC, a Delaware limited liability company (“Janus”) and Perkins Investment Management LLC, a Delaware limited liability company (“Perkins”).

WHEREAS, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) is engaged as the investment adviser of VALIC Company II, an investment company organized under the laws of Delaware as a business trust (“VC II”), pursuant to an Investment Advisory Agreement. VC II is a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”) ;

WHEREAS, VALIC has entered into an investment Sub-Advisory Agreement with Janus (the “Sub-Advisory Agreement”) in order for Janus to assume certain responsibilities and obligations of VALIC under the Investment Advisory Agreement with respect to the Large Cap Value Fund (the “Fund”);

WHEREAS, Janus is authorized under the Sub-Advisory Agreement to delegate any of its duties and obligations to any affiliated person (as such term is defined in the 1940 Act) that is eligible to serve as an investment adviser to an investment company registered under the 1940 Act on such terms and conditions as Janus deems necessary or appropriate, provided that VALIC consents to any such delegation and to the terms and conditions thereof and such delegation is permitted by and in conformity with the 1940 Act;

WHEREAS, Perkins is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, Janus desires to delegate to Perkins its duties and responsibilities for providing the day to day portfolio management of the Fund and Perkins is willing to accept such delegation and to render such portfolio management services;

NOW, THEREFORE, the parties agree as follows:

1.    Delegation. Janus hereby delegates to Perkins the following duties and responsibilities required to be performed by Janus for the Fund pursuant to the Sub-Advisory Agreement with respect to the investment and reinvestment of the assets of the Fund: Perkins shall manage the investment operations of the Fund, shall determine without prior consultation with VALIC or Janus, what securities and other assets of the Fund will be acquired, held, or disposed of , and shall direct Janus with respect to the execution of trades in connection with such determinations, in conformity with the investment objectives, policies and restrictions of the Fund. Perkins shall not issue directly to broker(s) or dealer(s) purchase or sell orders with respect to the securities of the Fund and shall not be responsible for aggregating purchase or sell orders for the Fund. Perkins hereby accepts such delegation and agrees to perform such duties and assume such responsibilities, subject to the oversight of Janus.

2.     Further Obligations of Perkins.

(a)    In all matters relating to the performance of this Sub-Sub-Advisory Agreement with respect to the Fund, all of Perkins’ acts or omissions shall be in conformity with: (i) the Sub-Advisory Agreement between VALIC and Janus; (ii) the investment goals and restrictions specified by VALIC and the Fund documents (prospectus and SAI) provided to Perkins; (iii) the Advisers Act; and (iv) all other applicable federal and state laws governing the Fund’s operations and investments.

(b)    Perkins shall provide timely reports to Janus on its activities under this Sub-Sub-Advisory Agreement as agreed on from time to time, and shall provide Janus with all information or documents that Janus may reasonably request in connection with this Sub-Sub-Advisory Agreement.

(c)    Perkins shall maintain all books and records required to be maintained by Perkins pursuant to the Advisers Act and shall make such records available to Janus upon reasonable request.

(d)    Except to the extent otherwise required by any applicable federal or state laws or by any direction of VALIC or Janus, Perkins shall keep confidential any and all information concerning the affairs of the Fund.

(e)    Perkins at its expense will make available to VALIC at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of VALIC, Janus and Perkins, by telephone, in order to review the investment policies, performance and other investment related information regarding the Fund and to consult with the VC II’s Board of Trustees (“the Board”) and VALIC regarding the Fund’s investment affairs, including economic, statistical and investment matters related to Perkins’ duties hereunder, and will provide periodic reports as requested to VALIC relating to the investment strategies it employs as well as Perkins’ duties hereunder. Perkins and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officers of, Janus, VALIC, the Fund and the Board.

(f)    In accordance with procedures adopted by the Board, as amended from time to time, Perkins will provide assistance to Janus and the Fund in the fair valuation of Fund securities for security prices that are not readily available. Any valuation assistance provided is for informational purposes only and is not a recommendation by Perkins. Perkins will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of Perkins such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by VALIC or Fund’s accounting agent not to be readily available in the ordinary course of business from an automated pricing service. In addition, Perkins will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund at such times as Janus or VALIC shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Fund’s net asset value per share. VALIC’s designated pricing agent, and not Janus or Perkins, is responsible for providing valuation of the assets in the Fund.

(g)    Perkins at its expense will provide Janus, VALIC and/or the Fund’s Chief Compliance Officer with such compliance reports as may be reasonably requested from time to time. Notwithstanding the foregoing, Perkins will promptly report to Janus and VALIC any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is aware of or of any material violation of Perkin’s compliance policies and procedures that pertain to the Fund, as well as any change in portfolio manager(s) of the Fund.

(h)    Perkins will (i) assist in the preparation of disclosures regarding factors that have affected the Fund’s performance, including the relevant market conditions and the investment strategies and techniques used by Perkins, for each period as requested by Janus or VALIC; and (ii) review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis.

(i)    Perkins shall immediately notify Janus and VALIC in the event that Perkins or any of its affiliates becomes aware:

i.	that it is subject to a statutory disqualification that prevents Perkins from serving as an investment manager pursuant to this Sub-Sub-Advisory Agreement; or

ii.	that it is the subject of an administration proceeding or enforcement action by the Securities and Exchange Commission (the “Commission”) or other regulatory authority.

(j)    Perkins shall use the same skill and care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility.

(k)    Perkins is hereby prohibited from consulting with any other sub-advisers of the Fund, other sub-advisers to another portfolio of VC II, or other sub-advisers to a portfolio under common control with the Fund concerning transactions of the Fund in securities or other assets. Notwithstanding the foregoing, Perkins may consult with Janus regarding transactions of the Fund in securities or other assets, or as otherwise consistent with the terms of this Sub-Sub-Advisory Agreement.

3.     Obligations of Janus.

(a)    No provision of this Agreement shall relieve Janus of its duties or responsibilities under the Sub-Advisory Agreement and Janus shall appropriately oversee, monitor and evaluate Perkins” performance of its duties and responsibilities under this Sub-Sub-Advisory Agreement.

(b)    Janus shall be responsible for the execution of all transactions upon receipt of an order from Perkins, including but not limited to, the broker used to execute the transaction, the compensation paid to such broker, and the party with which the transaction will be consummated.

(c)    Janus shall be responsible for providing accurate and current information with respect to records maintained for the Fund.

(d)    Janus shall be responsible for ensuring that all of Janus’ acts or omissions under this Sub-Sub-Advisory Agreement comply with all applicable federal and state laws.

4.    Compensation.   Perkins shall be paid by Janus for its services under the Sub-Sub-Advisory Agreement with respect to the Fund a fee at an annual rate equal to (i) fifty percent (50%) of the advisory fees Janus receives from VALIC.

5.    Expenses and Excluded Expenses. Perkins shall pay all its own costs and expenses incurred in rendering the services required under this Sub-Sub-Advisory Agreement. Notwithstanding any other provision hereof, it is expressly agreed that Perkins shall not be responsible to pay any expenses of Janus or the Fund, including but not limited to organizational, operational or business expenses of Janus or the Fund, such as, (a) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund; (b) custodian fees and expenses of the Fund; and (c) interest and taxes of the Fund.

6.    Term of Agreement.    This Sub-Sub-Advisory Agreement shall become effective on the date hereof. Unless sooner terminated as provided herein, this Sub-Sub-Advisory Agreement shall continue in effect for two years from its effective date. Thereafter, this Sub-Sub-Advisory Agreement shall continue in effect, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Sub-Sub-Advisory Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the Board or a majority of the Fund’s outstanding voting securities.

This Sub-Sub-Advisory Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act or in the event of the termination of the Sub-Advisory Agreement. The Sub-Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund’s outstanding voting securities, or by Janus, on not more than 60 days’ nor less than 30 days’ written notice to Perkins, or upon such shorter notice as may be mutually agreed upon by the parties. Perkins may terminate this Agreement at any time, on not more than 60 days’ nor less than 30 days’ written notice to Janus, or upon such shorter notice as may be mutually agreed upon by the parties. If Perkins materially breaches the terms of this Sub-Sub-Advisory Agreement, Janus may terminate the authority of Perkins to act hereunder upon delivery of written notice effective upon receipt. Termination of this Sub-Sub-Advisory Agreement will not affect the validity of any action Perkins has previously taken, or Perkins’ liabilities or obligations for transactions initiated before termination.

7.     Limitation of Liability; Indemnification. Unless otherwise required by applicable law:

(a)            Limitation of Liability.     Janus and any of its affiliates, directors, officers, shareholders, employees or agents shall not be liable for any error of judgment or for any loss, liability, cost, damage, or expense (including reasonable attorney’s fees and costs) (collectively referred to as “Losses”) suffered by Perkins, the Fund or VALIC in connection with the performance of its obligations under this Sub-Sub-Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on Janus’ part in the performance of its duties or from reckless disregard of its obligations and duties under this Sub-Sub-Advisory Agreement, except as may otherwise be provided by the 1940 Act or under the provisions of other federal securities laws or applicable state law which cannot be waived or modified hereby.

(b)  Janus agrees to indemnify and hold harmless Perkins, its affiliates and each of their respective officers, directors, members, agents, employees, controlling persons and shareholders (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which such Indemnified Parties may become subject arising from Janus’ acts or omissions under this Sub-Sub-Advisory Agreement, including, without limitation, liability for actions brought by VALIC or the Fund against any of such Indemnified Parties; provided, however, that in no case is Janus’ indemnity in favor of Indemnified Party deemed to protect or apply to such Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of such Indemnified Party’s own willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties, or any material breach of this Agreement.

(c)            Limitation of Liability.   Perkins and any of its affiliates, directors, officers, shareholders, employees or agents shall not be liable for any error of judgment or for any loss, liability, cost, damage, or expense (including reasonable attorney’s fees and costs) (collectively referred to as “Losses”) suffered by Janus, the Fund or VALIC in connection with the performance of its obligations under this Sub-Sub-Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on Perkins’ part in the performance of its duties or from reckless disregard of its obligations and duties under this Sub-Sub-Advisory Agreement, except as may otherwise be provided by the 1940 Act or under the provisions of other federal securities laws or applicable state law which cannot be waived or modified hereby.

(d)            Perkins agrees to indemnify and hold harmless Janus and its affiliates and each of their respective directors, officers, members, agents, employees, controlling persons and shareholders against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Janus or its affiliates or such directors, officers, agents, employees, controlling persons or shareholders may become subject arising from Perkins’ acts or omissions under this Sub-Sub-Advisory Agreement, including, without limitation, liability for actions brought by VALIC or the Fund against any of such Indemnified Parties; provided, however, that in no case is Perkins indemnity in favor of any person deemed to protect or apply to such person against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her, or its reckless disregard of such person’s obligations and duties under this Sub-Sub-Advisory Agreement, or any material breach of this Sub-Sub-Advisory Agreement.

8.    Representations of Perkins. Perkins hereby represents, warrants and covenants as follows:

(a)      Perkins:    (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Sub-Sub-Advisory Agreement remains in effect; (ii) is not prohibited by the Advisers Act from performing the services contemplated by this Sub-Sub-Advisory Agreement; (iii) has met, and will continue to meet for so long as this Sub-Sub-Advisory Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Sub-Sub-Advisory Agreement; (iv) has the legal and corporate authority to enter into and perform the services contemplated by this Sub-Sub-Advisory Agreement; and (v) will immediately notify Janus of the institution of any administrative, regulatory or judicial proceeding against Perkins that could have a material adverse effect upon Perkins’ ability to fulfill its obligations under this Sub-Sub-Advisory Agreement.

(b)      Perkins has provided Janus with a copy of its Form ADV as most recently filed with the U.S. Securities and Exchange Commission (“SEC”) and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to Janus.

(c)      Perkins will notify Janus of any change in the identity or control of its members owning a 10% or greater interest in Perkins, or any change that would constitute a change in control of Perkins under the 1940 Act, prior to any such change if Perkins is aware, or should be aware, of any such change, but in any event as soon as any such change becomes known to Perkins.

(d)      Perkins has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Advisers Act and has provided VALIC and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of Janus or VALIC, Perkins will supply VALIC a written report that (A) describes any issues arising under the code of ethics or procedures since Perkins’ last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed or remedial action taken in response to the material violations; and (B) certifies that the procedures contained in Perkins’ code of ethics are reasonably designed to prevent “access persons” from violating the code of ethics.

9.    Independent Contractor. Perkins shall for all purposes hereunder by deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent Janus, the Fund or VALIC in any way.

10.    Notices.  All notices or other communications under this Sub-Sub-Advisory Agreement will be in writing and will be deemed properly given when received by delivery in person, by overnight courier or by facsimile transmission followed by hard copy by regular mail, at the addresses set forth below, or to such other address as may be designated by the party entitled to receive the same by notice similarly given:

(a)	To Janus at:

Janus Capital Management LLC

151 Detroit Street

Denver, Colorado 80206

Attention: General Counsel

(b)	To Perkins at:

Perkins Investment Management LLC

311 S. Wacker Drive

Suite 6000

Chicago, IL 60606

Attention: Ted Hans

Telephone: (312) 356-6872

11.    Amendments.  This Sub-Sub-Advisory Agreement may be amended by the parties only in a written instrument signed by the parties to this Sub-Sub-Advisory Agreement, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

12.    Governing Law.  This Sub-Sub-Advisory Agreement shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the Advisers Act and 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the Advisers Act or the 1940 Act, the latter shall control.

13.    Miscellaneous.  This Sub-Sub-Advisory Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument. The headings in this Sub-Sub-Advisory Agreement are included for convenience of reference only and in no way define or limit any of the provisions thereof or otherwise affect their constructions or effect. If any provision of this Sub-Sub-Advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-Sub-Advisory Agreement shall not be affected thereby. This Sub-Sub-Advisory Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.    Books and Records.  Perkins shall keep the books and records required to be maintained by Perkins pursuant to this Sub-Sub-Advisory Agreement and shall timely furnish to VALIC all information relating to Perkins’ services under this Sub-Sub-Advisory Agreement needed by VALIC to keep the books and records of the Fund required by Rule 31a-1 under the 1940 Act. Perkins agrees that all records that it maintains on behalf of the Fund are property of the Fund and Perkins will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that Perkins may retain a copy of such records. Perkins further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Sub-Sub-Advisory Agreement, and to provide reasonable advance notice to VALIC of its intention to destroy any such records after the expiration of the applicable retention period.

15.    Use of Names. Perkins shall not use the name, trade name, trademarks, service marks and/or logo of VALIC, VC II, and/or any subsidiaries or affiliates in any communications (written, verbal or electronic), including publicity releases, advertising or sales activities or brochures, or similar written materials or activities, other than in communications which are solely internal to Perkins or are with Janus, VALIC, the Fund, or any of their respective officers, directors or employees, without the prior written consent of VALIC.

16.    Third-Party Beneficiary. The parties acknowledge and agree that VALIC, VC II and the Fund are third-party beneficiaries of this Sub-Sub-Advisory Agreement, and it is intended that VALIC, VC II and the Fund shall have the authority to enforce their respective rights hereunder.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their officers designated below as of the day and year first above written.

JANUS CAPITAL MANAGEMENT LLC

By:	/s/ Russell P. Shipman
Name:	Russell P. Shipman
Title:	Senior Vice President

PERKINS INVESTMENT MANAGEMENT LLC

By:	/s/ Ted Hans
Name:	Ted Hans
Title:	Chief Operating Officer

VALIC COMPANY II

2929 Allen Parkway

Houston, Texas 77019

Large Cap Value Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

https://www.valic.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a new subadvisory agreement and a new sub-subadvisory agreement is now available at the website referenced above. The Fund is a series of VALIC Company II (“VC II”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new subadvisory agreement and new sub-subadvisory agreement.

As discussed in the Information Statement, at an in-person meeting held on April 24-25, 2017, the Board of Trustees of VC II (the “Board”), including a majority of the trustees who are not “interested persons” of VC II, as defined in the Investment Company Act of 1940, as amended (the “Independent Trustees”) approved a new subadvisory agreement (the “New Subadvisory Agreement) with respect to the Fund between The Variable Annuity Life Insurance Company (“VALIC”), the investment adviser and manager of the Fund, and Janus Capital Management, LLC (“Janus”) and a new sub-subadvisory agreement (the “New Sub-Subadvisory Agreement, and together with the New Subadvisory Agreement, the “New Agreements”) between Janus and Perkins Investment Management LLC (“Perkins”), a subsidiary of Janus. The New Agreements were required because of a change in the ownership and control of Janus effective May 30, 2017, which resulted in the automatic termination of the prior subadvisory agreement with Janus and prior sub-subadvisory agreement with Perkins under the Investment Company Act of 1940, as amended. There is no change in the advisory fees paid by the Fund under the New Agreements. The New Subadvisory Agreement is the same in all material respects as the prior subadvisory agreement with Janus, except for: (i) the effective date of the New Subadvisory Agreement, (ii) the ability for Janus to use affiliated brokers and futures commission merchants to effect transactions under the New Subadvisory Agreement, (iii) the authorization under the New Subadvisory Agreement for Janus to allocate purchase and sale transactions among the Fund and other clients in a manner it considers to be the most equitable and consistent with its fiduciary obligation, (iv) the authorization under the New Subadvisory Agreement for Janus to open and maintain brokerage accounts, (v) the clarification under the New Subadvisory Agreement that Janus shall not be responsible for taking any action on behalf of the Fund in connection with any claim or potential claim in any litigation or proceeding offering securities held by the Fund, (vi) enhancements to Janus’ confidentiality obligations and the addition of confidentiality obligations on VALIC, (vii) removal of a specific timeframe in which VALIC must pay Janus’ compensation, and (viii) a requirement under the New Subadvisory Agreement for Janus to surrender all books and records of the Fund upon request by VALIC. The terms of the New Sub-Subadvisory Agreement are identical to those of the prior sub-subadvisory agreement with Perkins, except for the effective date of the New Sub-Subadvisory Agreement.

VC II has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Trustees, must first approve each new or amended subadvisory agreement. This allows VALIC to act more quickly to change subadvisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about a new subadviser or change in any existing subadvisory agreement within 90 days of the hiring of any new subadviser or change in any existing subadvisory agreement. This information statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about August 28, 2017, to all participants in a contract who were invested in the Fund as of the close of business on May 31, 2017. A copy of the Information Statement will remain on our website until at least May 31, 2018, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC II at P.O. Box 15648, Amarillo, TX 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until May 31, 2018. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.